Contact:	Mark Thomson, CFO (757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Record Results
for Fiscal Year Ended March 31, 2011

Net Income of $28.2 million on Net Sales of $274.8 million

Hampton, VA, June 7, 2011 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and twelve months ended March 31, 2011.

The Company reported an increase in consolidated net sales of $69.8 million or 34% to a record of $274.8 million for the twelve months ended March 31, 2011, as compared to last fiscal year.  Excluding sales attributed to the Pressure Systems Inc. (“PSI”) acquisition of $11.6 million, organic sales increased $58.2 million or 28%. For the twelve months ended March 31, 2011, the Company reported income from continuing operations, net of income taxes, of $28.2 million, or $1.84 per diluted share, as compared to income from continuing operations, net of income taxes, of $6.1 million, or $0.41 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $17.0 million or 28% to $76.8 million for the three months ended March 31, 2011, as compared to the corresponding period last year.  Organic sales, defined as net sales excluding sales attributed to the PSI acquisition of $4.4 million, increased $12.6 million or 21%.  For the three months ended March 31, 2011, the Company reported income from continuing operations, net of income taxes, of $8.3 million, or $0.53 per diluted share, as compared to income from continuing operations, net of income taxes, of $4.2 million or $0.28 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “The tremendous fourth quarter was a fitting end to a great year, our first full-year post recession.  Our fourth quarter was up 21% organically over the same period last year; impressive given this was our first difficult comp (quarter).  Despite the record sales, our book to bill for the quarter was well above 1, giving us continued confidence in the fiscal 2012 outlook.  We had a strong year-end push which helped to drive Q4 growth up 7% over Q3; a bit stronger than expected.  Accordingly, we are forecasting Q1 flat to Q4, and expect to resume consecutive quarterly growth in the second quarter.  Given the strength of bookings and full-year forecast, we remain confident in our annual organic growth target of 10%-12%.”

On June 7, 2011, the Company filed its Form 10-K for the year ended March 31, 2011.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K filed for a more complete discussion of sales, margin and expenses.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

The Company will host an investor conference call on Wednesday, June 8, 2011 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-K for three and twelve months ended March 31, 2011.  US dialers: (877) 407-8035; International dialers (201) 689-8035.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 372368, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	(UNAUDITED)
(Amounts in thousands, except per share amounts)	2011	(As Adjusted) 2010	2011	(As Adjusted) 2010
Net sales	$76,766	$59,772	$274,789	$205,028
Cost of goods sold	45,556	35,328	159,981	126,393
Gross profit	31,210	24,444	114,808	78,635
Selling, general, and administrative expenses	20,611	19,152	78,673	69,947
Operating income	10,599	5,292	36,135	8,688
Interest expense, net	650	808	3,045	3,899
Foreign currency exchange loss (gain)	305	50	439	(987)
Equity income in unconsolidated joint venture	(168)	(99)	(570)	(427)
Other expense (income)	99	14	209	93
Income before income taxes	9,713	4,519	33,012	6,110
Income tax expense	1,383	317	4,837	52
Income from continuing operations, net of income taxes	8,330	4,202	28,175	6,058
Loss from discontinued operations, net of income taxes	-	-	-	(142)
Net income	$8,330	$4,202	$28,175	$5,916

Earnings per common share - Basic:
Income from continuing operations, net of income taxes	$0.57	$0.29	$1.92	$0.42
Loss from discontinued operations	-	-	-	(0.01)
Net income - Basic	$0.57	$0.29	$1.92	$0.41

Earnings per common share - Diluted:
Income from continuing operations, net of income taxes	$0.53	$0.28	$1.84	$0.41
Loss from discontinued operations	-	-	-	(0.01)
Net income - Diluted	$0.53	$0.28	$1.84	$0.40

Weighted average shares outstanding - Basic	14,720	14,504	14,692	14,498
Weighted average shares outstanding - Diluted	15,655	14,964	15,336	14,686

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

		(As Adjusted)
	March 31,	March 31,
(Amounts in thousands)	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$20,860	$23,165
Accounts receivable trade, net of allowance for
doubtful accounts of $714 and $464, respectively	43,624	29,689
Inventories, net	52,212	40,774
Deferred income taxes, net	3,212	1,602
Prepaid expenses and other current assets	5,514	3,148
Other receivables	1,222	659
Income taxes receivable	-	1,287
Total current assets	126,644	100,324

Property, plant and equipment, net	50,303	44,437
Goodwill	115,864	99,235
Acquired intangible assets, net	28,656	23,613
Deferred income taxes, net	2,883	6,607
Investment in unconsolidated joint venture	2,578	2,117
Other assets	2,838	939
Total assets	$329,766	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONSOLIDATED BALANCE SHEETS

		(As Adjusted)
	March 31,	March 31,
(Amounts in thousands, except share amounts)	2011	2010

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$-	$5,000
Current portion of long-term debt	171	2,295
Current portion of capital lease obligations	39	193
Current portion of promissory notes payable	2,713	2,349
Accounts payable	21,815	17,884
Accrued expenses	5,441	4,719
Accrued compensation	12,646	7,882
Income taxes payable	2,491	-
Deferred income taxes, net	444	182
Other current liabilities	2,752	3,064
Total current liabilities	48,512	43,568

Revolver	46,000	53,547
Long-term debt, net of current portion	20,901	6,488
Capital lease obligations, net of current portion	17	63
Promissory notes payable, net of current portion	-	2,349
Deferred income taxes, net	3,532	2,969
Other liabilities	1,735	1,292
Total liabilities	120,697	110,276

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,989,675 shares
in 2011 and 14,534,431 shares in 2010 issued and outstanding	-	-
Additional paid-in capital	93,608	85,338
Retained earnings	101,309	73,134
Accumulated other comprehensive income	14,152	8,524
Total equity	209,069	166,996
Total liabilities and shareholders' equity	$329,766	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31,
(Amounts in thousands)	2011	(As Adjusted) 2010	(As Adjusted) 2009
Cash flows from operating activities:
Net income	$28,175	$5,916	$5,279
Loss from discontinued operations	-	(142)	-
Income from continuing operations	28,175	6,058	5,279

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	14,893	14,072	13,210
Loss (gain) on sale of assets	(47)	68	99
Non-cash equity based compensation	3,588	3,218	2,942
Unrealized foreign currency exchange loss	-	-	90
Deferred income taxes	(63)	(1,927)	797
Research tax credits	1,287	1,677	974
Equity income in unconsolidated joint venture	(570)	(427)	(388)
Unconsolidated joint venture distributions	114	815	-
Net change in operating assets and liabilities:
Accounts receivable, trade	(10,351)	(2,595)	13,269
Inventories	(7,627)	4,258	(2,576)
Prepaid expenses, other current assets and other receivables	(2,361)	674	632
Other assets	476	690	(34)
Accounts payable	841	1,356	(10,559)
Accrued expenses, accrued compensation, other current and other liabilities	4,852	4,288	(4,504)
Income taxes payable	699	(3,025)	1,520
Net cash provided by operating activities	33,906	29,200	20,751
Cash flows from investing activities:
Purchases of property and equipment	(9,628)	(5,372)	(13,962)
Proceeds from sale of assets	81	67	59
Acquisition of business, net of cash acquired	(27,037)	(100)	(12,667)
Net cash used in investing activities	(36,584)	(5,405)	(26,570)
Cash flows from financing activities:
Borrowings from short-term debt, revolver and notes payable	62,746	5,000	17,196
Borrowings from long-term debt	20,000	-	-
Repayments of short-term debt, revolver, and capital leases	(77,978)	(21,074)	(6,952)
Repayments of long-term debt	(8,173)	(6,382)	(3,017)
Tax benefit from exercise of stock options	749	-	10
Payment of deferred financing costs	(1,568)	(832)	-
Purchase of treasury stock	(7,500)	-	-
Proceeds from exercise of options and employee stock purchase plan	11,433	172	276
Net cash provided by (used in) financing activities	(291)	(23,116)	7,513

Net cash provided by operating activities of discontinued operations	-	141	540
Net cash provided by discontinued operations	-	141	540

Net change in cash and cash equivalents	(2,969)	820	2,234
Effect of exchange rate changes on cash	664	68	(1,558)
Cash, beginning of year (As Adjusted)	23,165	22,277	21,601
Cash, end of year	$20,860	$23,165	$22,277

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	(As Adjusted) 2010	2011	(As Adjusted) 2010

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$8,330	$4,202	$28,175	$6,058

Add Back:
Interest	650	808	3,045	3,899
Provision for income taxes	1,383	317	4,837	52
Depreciation and amortization	3,667	3,237	14,893	14,072
Foreign currency exchange loss (gain)	305	50	439	(987)
Non-cash equity based compensation	1,356	943	3,588	3,218
ITAR legal fees	-	76	32	534
Adjusted EBITDA	$15,691	$9,633	$55,009	$26,846
As % of Net Sales	20.4%	16.1%	20.0%	13.1%

Free Cash Flow
Net cash provided by operating
activities from continuing operations	$11,319	$8,185	$33,906	$29,200
Purchases of property and equipment	(2,952)	(1,645)	(9,628)	(5,372)
Free Cash Flow	$8,367	$6,540	$24,278	$23,828

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period.  Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com